                                                                    Exhibit 10.3
                               325 LYTTON AVENUE
                             PALO ALTO, CALIFORNIA
                           COMMERCIAL LEASE SUMMARY


The information contained in this "Office Commercial Lease Summary" is incorporated into the terms of the attached "Commercial" Lease.

  I.   LANDLORD:  Mercury Property Investments, LLC

  II.  TENANT:    WebTV Networks, Inc.
  III. PREMISES:  325 Lytton Avenue, the entire building consisting of approximately 10,000 rentable square feet
  IV.  TERM:
                  Lease Term  Approximately Thirty-six (36) months

Landlord's Right to Terminate After the 24th month with 180 days prior written notice

Lease Commencement: The Lease Term shall commence August 10th, 1996 Lease Expiration: The Lease Term shall expire July 31st, 1999

  V.  OPTION TO EXTEND: None
  VI. RENT AND REIMBURSEMENTS:

Initial Full Service Rent:   Monthly Full Service Rent is Twenty Eight Thousand
                             Seven Hundred Dollars ($28,700) approximately equal
                             to $2.87 per rentable foot per month("Base Rent").
Rental Adjustment Schedule:  See Exhibit B
Security Deposit:            Twenty Eight Thousand Seven Hundred Dollars
                             ($28,700)

  VII.  TENANT USE:  General Office Uses Consistent With Section 4.1 of
                     This Lease Agreement

LANDLORD INITIALS                       1                       TENANT INITIALS

VIII. EXECUTION: The Landlord and Tenant agree to the provisions of the Commercial Lease, including the attached Exhibits.

Landlord: Mercury Property Investments, LLC
          By:

Date:                     __________________, 1996
Tenant                    N Inc.
                          By:
Date:


LANDLORD INITIALS                       2                       TENANT INITIALS

TABLE OF CONTENTS

                                                                        Page

1.  Premises                                                              6
    1.1   Description of Premises                                         6
    1.2   Landlord's Work                                                 6
    1.3   Surrender of Premises                                           6
2.  Term                                                                  6
    2.1   Postponement                                                    6
    2.2   Option to Extend                                                6
    2.3   Landlord's Right To Terminate                                   6
3.  Rent                                                                  7
    3.1   Payment of Rent                                                 7
    3.2   Additional Rent                                                 7
    3.3   Late Payment; Interest                                          7
    3.4   Security Deposit                                                7
4.  Uses                                                                  7
    4.1   Use of the Premises                                             7
    4.2   No Exterior Uses                                                8
    4.3   Hazardous Materials                                             8
5.  Alterations and Additions                                             8
6.  Maintenance and Repair                                                9
    6.1   Tenant's Obligations                                            9
    6.2   Landlord's Obligations                                          9
7.  Taxes                                                                 9
    7.1   Tenant's Personal Property Taxes                                9
8.  Utilities and Services                                               10
9.  Indemnity                                                            10
10. Waiver of Claims                                                     10
11. Insurance                                                            10
    11.1  Tenant's Liability Insurance                                   10
    11.2  Tenant's Property Insurance                                    10
    11.3  Landlord's Liability Insurance                                 10
    11.4  Landlord's Property Insurance                                  11
    11.5  Waiver of Subrogation                                          11
    11.6  Insurance Policies                                             11
12. Damage                                                               12


LANDLORD INITIALS                       3                       TENANT INITIALS

                                                                        Page

    12.1  Tenant's Property                                              12
    12.2  Waiver                                                         12
13. Condemnation                                                         12
14. Advertisements and Signs                                             12
15. Entry by Landlord                                                    12
16. Assignment and Subletting                                            12
    16.1  Landlord's Consent Required                                    12
    16.2  Documentation                                                  13
    16.3  Terms and Conditions                                           13
    16.4  Landlord's Remedies                                            13
17. Default                                                              13
    17.1  Event of Default                                               13
    17.2  Remedies                                                       13
    17.3  No Relief From Forfeiture After Default                        14
    17.4  Landlord's Right to Perform Tenant's Obligations               14
    17.5  Remedies Not Exclusive                                         15
    17.6  Termination, Surrender and Abandonment                         15
    17.7  Landlord's Default                                             15
18. Effect of Conveyance                                                 15
19. Instruments Required by Lender                                       15
20. Tenant's Estoppel Certificate                                        15
21. Subordination Attornment and Quiet Enjoyment                         15
22. Notices                                                              16
23. No Accord and Satisfaction                                           16
24. Attorneys Fees                                                       16
25. Holding Over                                                         16
26. Landlord Liability                                                   16
27. General Provisions                                                   17
    27.1  Entire Agreement                                               17
    27.2  Timeliness                                                     17
    27.3  Captions                                                       17
    27.4  California Law
    27.5  Partial Invalidity                                             17
    27.6  No Warranties                                                  17
    27.7  Joint and Several Liability                                    17
    27.8  Binding on Successors                                          17
    27.9  Authority

LANDLORD INITIALS                       4                       TENANT INITIALS

                                                                        Page

    27.10 No Light, Air or View Easement                                 17
    27.11 Brokers
    27.12 Force Majeure                                                  18

Exhibits                                                                 20

    A Premises                                                           21
    B Rent Adjustment Schedule

LANDLORD INITIALS                       5                       TENANT INITIALS

COMMERCIAL LEASE
325 LYTTON AVENUE
PALO ALTO, CALIFORNIA

     This Lease is made and entered by and between "Landlord" and "Tenant" as these terms are defined in the ''Commercial Lease Summary", which Commercial Lease Summary constitutes and is numbered as page 1 of this Lease.

     1. Premises.

          1.1 Description of Premises. Landlord leases the "Premises" (as hereinafter defined) to Tenant for Tenant's exclusive use, and Tenant leases the Premises from Landlord for the term, at the rental, and upon all of the conditions set forth herein and in the Lease Summary. A floor plan showing the "Premises" is attached as Exhibit A. The Premises consist of the entire building of approximately 10,000 rentable square feet. The land upon which the Building is located is referred to herein as the "Property".

          1.2 Landlord's Work. Landlord shall provide the Premises to Tenant in as is condition and makes no representation that the existing conditions are free from defects.

          1.3 Surrender of Premises. At the end of the term of this Lease or upon any earlier termination pursuant to this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed on the Commencement Date, subject to reasonable wear and tear except that all articles of personal property and all business and trade fixtures, machinery, equipment, furniture owned by Tenant and installed by Tenant at its expense in the Premises shall remain the Property of the Tenant and may be removed by Tenant at any time during the Lease term. If Tenant fails to remove all of Tenant's Property from the Premises upon termination of the Lease for any cause whatsoever, Landlord may, at its option, any time within thirty (30) days of the lease termination and after ten (10) days written notice to Tenant of its intention to remove Tenant's Property, remove same in any manner Landlord shall choose and store such effects without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all reasonable expenses incurred in connection with such removal, including court costs, reasonable attorney fees, and reasonable storage charges incurred which such effects were in Landlord's possession.

          1.5 Parking. Landlord shall provide Tenant 25 dedicated parking spaces or more if available in the parking lot on the Property behind and to the side of the Building during the Lease Term.

     2. Term. This Lease shall begin on August 10th, 1996, the "Commencement Date" and shall continue for a term of approximately thirty six (36) months, expiring July 31st, 1999 as stated in the Lease Summary, in accordance with the following:

          2.1  Postponement. Intentionally Omitted

          2.2  Option to Extend. Intentionally Omitted

          2.3 Landlord's Right to Terminate. At any time after the twenty fourth (24) month of the initial term, Landlord shall have the right to terminate this agreement with 180 days prior written notice to Tenant.

LANDLORD INITIALS                       6                       TENANT INITIALS

     3. Rent.

          3.1 Payment of Rent. Tenant shall pay to Landlord the Rent as stated in the Lease Summary, without deduction, offset, prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at such place as Landlord may designate in writing. Tenant's obligation to pay rent for the initial and any subsequent partial month shall be prorated on the basis of a thirty (30) day month.

          3.2  Additional Rent.

          (a) Tenant shall pay to Landlord during the term hereof, in addition to Rent, as additional rent (the "Additional Rent") all charges, costs and expenses which Tenant is required to pay hereunder, together with all late charges, interest, costs and expenses including attorneys' fees, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of Tenant's default or breach of this Lease.

          (b) In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.

          3.4 Late Payment: Interest. If any installment of Rent, Additional Rent or any other sum due from Tenant is not received by Landlord within ten
(10) days after the due date, Tenant shall pay to Landlord as liquidated damages an additional sum equal to five percent (5%) of the amount overdue (but not to exceed One Thousand Five Hundred Dollars ($1500) for any single event of late payment) to compensate Landlord for reasonably foreseeable processing and accounting charges, and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Should Tenant fail to make any payment within the specified time limits, then Landlord's acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount.

          3.5 Security Deposit:. Tenant has deposited the Security Deposit with Landlord as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder, Landlord may use or apply any portion of the Security Deposit to cure the default or to compensate Landlord for its damages from the default, in which event Tenant shall promptly deposit with Landlord the sum necessary to restore the Security Deposit to its original amount. Upon termination of this Lease and performance of all of Tenant's obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingle the Security Deposit with its general funds.

     4. Uses.

          4.1 Use of the Premises. The Premises shall be used only for general office uses or any other lawful purpose consistent with the City Of Palo Alto zoning and use ordinance for the Premises. Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged therefor or cause such insurance to be canceled. Tenant will comply with all applicable laws and governmental regulations pertaining to its use and occupancy of the Premises. Tenant will not cause any excessive loads to be placed upon the floor slabs or the walls of the Premises by the placement of its furnishings or equipment or otherwise. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, smoke, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage the Property or any other person's property.


LANDLORD INITIALS                       7                       TENANT INITIALS

          4.2 No Exterior Uses. No area outside of the Building or the exterior of the Building is leased to or may be used by Tenant except for signage in accordance with Paragraph 14 and parking and access. No rubbish containers may be stored outside of the Premises except in areas specifically identified by Landlord. No materials may be stored outside of the Premises by Tenant.

          4.3  Hazardous Materials.

          (a) Tenant shall not cause or permit to be discharged from or about the Premises or the Building any materials identified by any federal, state, or local governmental body or agency as hazardous materials (collectively, "Hazardous Materials"). Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant's activities on or about the Premises or the Property. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority pertaining to any discharge of such materials by Tenant.

          (b) Tenant shall indemnify and hold Landlord harmless from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including without limitation Landlord's reasonable attorneys' fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant on or about the Premises, including without limitation (i) losses in or reductions to rental income resulting from Tenant's use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated by Tenant's use, storage, or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Property caused by Tenant's use, storage, or disposal of Hazardous Materials. The obligations of Tenant under this Paragraph 4.3 shall survive the expiration of the Lease term.

          (c) Tenant hereby acknowledges the asbestos or building materials containing asbestos may be present in the Premises as follows:

(i) In the linoleum and tile under carpet in conference room, kitchen, and corridors (ii) In the roofing materials (iii) In the exterior soffit materials.

Tenant further acknowledges that it shall be incumbent upon Tenant to conduct its own investigation as to the presence or absence of asbestos in the Premises. Landlord shall have absolutely no liability to Tenant with regard to the presence and/or release of asbestos in the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall, at its sole cost, assume full responsibility for any removal or encapsulation of asbestos required by any governmental or regulatory agency due to Tenant's use or occupancy of the Premises, and any and all removal or encapsulation shall be conducted in compliance with the provisions of this Section 4.3.

          (d) Landlord shall indemnify and hold Tenant harmless from all costs, claims, judgments, losses, damages, demands, causes of action, proceedings and hearings, including without limitation, Tenant's reasonable attorney's fees and court costs, arising out of or resulting from any Hazardous Materials on the Property or alleged to be on the Property and that were not brought on to the Property by Tenant or Tenant's agents or employees. The obligations of Landlord under this paragraph 4.4 survive the expiration of the Lease term.

     5. Alterations and Additions. Tenant shall not make any alteration, addition or utility installation (collectively "Changes") to the Premises without Landlord's prior written consent which can be exercised using its sole descretion. Notwithstanding the immediately preceding sentence, Tenant

LANDLORD INITIALS                       8                       TENANT INITIALS
shall have the right to make interior, non structural alterations within the Premises without Landlord's approval, provided that (i) such alterations do not exceed Twenty Thousand Dollars ($20,000) in cost per project; (ii) prior to commencing such alterations, Tenant shall give 30 days prior written notice to Landlord specifying the work to be done and the area of the Premises affected by such work; and (iii) Tenant shall obtain all necessary governmental permits and approvals prior to commencing such work. In making any changes hereunder, Tenant shall comply with all applicable building codes and other governmental requirements. Tenant shall be solely responsible for any requirements imposed on the Building due to City, County, State or Federal regulations as a consequence of such alterations. Unless Landlord has specifically waived this provision in writing prior to the installation of the Changes, such Changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant prior to the expiration or sooner termination of the Lease term, or
(ii) shall remain on the Premises at the end of the Lease term and become the property of the Landlord, at Landlord's sole election. In making all Changes, Tenant shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom. Tenant shall not proceed to make any changes until five (5) days after receipt of Landlord's written consent, in order that Landlord may post on the Premises appropriate notices to avoid any liability or liens by reason thereof.

     6. Maintenance and Repair.

          6.1 Tenant's Obligations. Except for those portions of the Building which Landlord is obligated to maintain and repair pursuant to Paragraph 6.2 below, Tenant, at its sole cost, shall maintain in good working order and repair the non-structural portions of the Premises (pre-existing latent defects excepted which defects shall be the sole responsibility of Landlord to repair and correct) and every part thereof. Tenant's obligation will include, but not be limited to; regular janitorial service for the maintenance of the interior and exterior of the Premises, HVAC system maintenance including a regular service contract, maintenance of the fiber optic cabling, general repairs based on Tenant use of the premises and regular landscape service. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner and within a time period reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the reasonable cost of such work shall be paid by Tenant promptly upon Landlord's presentation of reasonable evidence of the costs actually incurred.

          6.2 Landlord's Obligations. Subject to Tenant's obligations pursuant to Paragraph 6.1, and the provisions of this Lease dealing with damage or destruction and condemnation, Landlord shall repair and maintain in good working order the roof, roof membrane, and all structural portions of the Premises and the Building, the heating, ventilation, air-conditioning equipment serving the Premises (exclusive for routine maintenance which is a Tenant obligation) and electrical systems and equipment(including utility lines and conduits), exterior surfaces or the Building, sidewalks, and the parking lot for the Building. Tenant hereby waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1),1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

     7. Taxes.

          7.1 Tenant's Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant's estate in this Lease or Tenant's leasehold improvements, trade fixtures, furnishings, equipment and other personal property.

LANDLORD INITIALS                       9                       TENANT INITIALS

     8. Utilities and Services. All utilities metered to the Tenant's Premises shall be paid by the Tenant directly to the charging authority. Any utilities not separately metered to the Tenant but serving the Premises shall be allocated to Tenant as "additional rent". No failure or interruption of any such utilities or service shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder and Landlord shall not be liable to Tenant for any such failure or interruption unless caused by the willful misconduct of Landlord. Landlord shall not be responsible for providing any security protection for all or any portion of the Property and Tenant shall at its own expense provide or obtain any security services that it desires.

     9.  Indemnity.

          (a) Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including reasonable attorneys' fees, arising from Tenant's use of the Premises or from any act permitted, or any omission to act, in or about the Premises or the Property by Tenant or its agents, employees, contractors, or invitees, or from any breach or default by Tenant of this Lease, or from any injury to person or property, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

          (b) Landlord hereby agrees to indemnify and hold Tenant harmless from all costs, claims, judgments, losses, damages, demands, causes of action, proceedings and hearings, including without limitation, Tenant's reasonable attorney's fees and court costs, arising from the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees, or from the material breach or default by Landlord of this Lease.

     10. Waiver of claims Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom, for damage to Tenant's property, or for injury or death of any other person in or about the Premises or the Property from any cause whatsoever, except to the extent caused only by Landlord's gross negligence or willful misconduct.

     11. Insurance.

          11.1 Tenant's Liability Insurance. Tenant shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the operation of Tenant's business and the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000), which amount shall be increased from time to time as reasonably required by Landlord. The policy shall contain cross liability endorsements (to the extent available on commercially reasonable terms) and shall insure performance by Tenant of the indemnity provisions of Paragraph 9 above. The limits of said insurance shall not limit the liability of Tenant hereunder.

          11.2 Tenant's Property Insurance. Tenant shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance, including protection for glass and windows to the Premises, in an "all risk" form, insuring Tenant's inventory, fixtures, equipment, personal property, and leasehold improvements within the Premises (whether installed by Landlord or Tenant) for the full replacement value thereof. Tenant also shall obtain and maintain business interruption insurance in an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant's business due to fire or other casualty.

LANDLORD INITIALS                       10                       TENANT INITIALS

          11.3 Landlord's Liability Insurance. Landlord shall maintain a policy of comprehensive general liability insurance in an amount of coverage the Landlord deems advisable insuring Landlord (and such other entities as designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Property with such coverage as Landlord may from time to time deem advisable.

          11.4 Landlord's Property Insurance. Landlord shall maintain a policy or policies of insurance covering loss or damage to the Property, including protection from rental loss and coverage for operating expenses resulting from loss or damage to the Building, and such other hazards in the industry in such amounts and with such coverage as Landlord deems advisable, but in no event for less than 90% of replacement value (except for earthquake coverage). All proceeds under such policies shall be payable exclusively to Landlord.

          11.5 Waiver of Subrogation. Tenant and Landlord each hereby waives, and shall cause their respective insurers to similarly waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord or Tenant hereunder.

          11.6 Insurance Policies. All of Tenant's insurance shall be primary insurance written in a form satisfactory to Landlord by companies acceptable to Landlord and shall specifically provide by endorsements reasonably acceptable to Landlord that such policies shall: (i) not be subject to cancellation or other change except after at least thirty (30) days' prior written notice to Landlord;
(ii) be primary insurance; (iii) specifically waive subrogation pursuant to this Lease. All liability policies maintained by Tenant hereunder shall name Landlord and Landlord's property management company as additional insured parties. Copies of the policies or certificates evidencing the policies, together with satisfactory evidence of payment of premiums shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage.

12. Damage. Except as provided for Paragraph 12.1, if damage occurs to any portion of the Premises that Landlord is obligated to maintain, providing that
(i) such damage is insured against or required to be insured against, (ii) such damage does not render the Premises unusable, and (iii) such damage does not occur within the last twelve (12) months of the lease term, Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the obtaining and disbursement of insurance proceeds and delays caused by inclement weather, governmental action or inaction, and shortage of materials or services. If such damage is not required to be insured against, or if the damage occurs within the last twelve (12) months of the lease term, Landlord may elect, at its option exercised by written notice to Tenant within sixty (60) days of the date that Landlord learns of the damage, to either complete the repair at its expense or elect to terminate this Lease as of the date of damage. If at any time a portion of the Premise that Landlord is obligated to maintain is damages or destroyed by any cause thereby rendering the Premises unusable, even if such damage is required to be insured against pursuant to Paragraph 11 above, Landlord shall notify Tenant in writing as to the estimated time for repairing the damage within sixty (60) days of the date on which Landlord learns of the damage. If Landlord reasonably estimates that the time required for repair exceeds six (6) months, then either Landlord or Tenant shall be entitled to terminate this Lease by delivering written notice of termination to the other party within 10 (ten) days after receipt of the estimation. Regardless of the total repair time, if this lease is not terminated, rent will abate during the period until the Premises are repaired and ready for Tenant's full use and occupancy. Under no scenario will Landlord have liability on account of the damage.

LANDLORD INITIALS                    11                         TENANT INITIALS

          12.1 Tenant's Property. Landlord's obligation to rebuild or restore shall not include Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

          12.2 Waiver. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases in the event of damage or destruction, and agrees that the parties' rights and obligations in such event shall instead be governed by this Lease.

     13. Condemnation. If any part of the Premises shall be taken for any public, or quasi-public use, under any statute or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible to occupation hereunder, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to the Landlord. Notwithstanding any provision to the contrary contained herein, Tenant shall have the right to make a separate claim against the appropriate governmental authority for condemnation proceeds allocable to the unamortized costs of the leasehold improvements made at the cost of Tenant, the removal of Tenant's trade fixtures or removable personal property, and relocation expenses if and only to the extent that such separate claim does not diminish Landlord's condemnation award.

     14. Advertisements and Signs. Tenant shall not place or maintain any sign, advertisement, notice or other marking whether temporary or permanent on the exterior or visible from the exterior of the Premises or the Property, without the approval of the City of Palo Alto and the prior written consent of Landlord. The Landlord's consent shall not be unreasonably withheld.

     15. Entry by Landlord. Landlord and its agents shall have the right to enter the Premises on reasonable prior written notice (except in an emergency) to Tenant at the Premises, subject to Tenant's security requirements, only for the purpose of inspecting the same, showing the premises to prospective purchasers or others, posting notices of non- responsibility, or making repairs, alterations or additions to any portion of the Building (but not to the Premises, except when Landlord is required to do so by this Lease or by law). In making any such entry, Landlord shall minimize its interference with Tenant's use and occupancy to the extent reasonable under the circumstances surrounding such entry. Landlord and its agents may, at any time within ninety (90) days prior to the expiration of the lease term, place upon Premises "For Lease" signs and, on reasonable written or oral notice to Tenant at the Premises only, exhibit the Premises to prospective tenants.

     16. Assignment and Subletting.

          16.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to deny consent if (a) the use to be made of the Premises by the proposed assignee or sublessee would be prohibited by any other term of this Lease; or (b) the character, reputation and financial condition of the proposed assignee or sublessee are not satisfactory to Landlord.

LANDLORD INITIALS                       12                       TENANT INITIALS

          16.2 Documentation. Prior to any assignment or sublease, Tenant shall provide to Landlord the proposed assignee's or sublessee's name, address, financial statements for the previous three (3) years, (if available) and copies of all documents relating to Tenant's proposed assignment or sublease.

          16.3 Terms and Conditions. In connection with any proposed assignment or sublease, Tenant shall pay to Landlord all processing costs and attorneys' fees incurred by Landlord (not to exceed One Thousand Dollars ($1,000)), regardless of whether Landlord consents to such assignment or sublease . Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord's prior written consent. Each assignee or sublessee shall agree to perform all of the obligations of Tenant hereunder and shall acknowledge that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. Notwithstanding any assignment or sublease, Tenant for the then current lease term not including any option periods shall remain primarily liable for all obligations and liabilities of Tenant under this Lease. Landlord may accept Rent from a proposed assignee or sublessee without waiving its right to withhold consent to a proposed assignment or subletting.

          16.4 Landlord's Remedies. Any assignment or sublease without Landlord's prior written consent where such consent is required shall be void, and shall constitute a default under this Lease. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16 with respect to any subsequent assignment or sublease.

     17. Default.

          17.1 Event of Default. The occurrence of any of the following events (an "Event of Default") shall constitute a default and breach of this Lease by
Tenant:

          (a) The failure by Tenant to make any payment of rent or any other required payment, as and when due, and such failure shall not have been cured within five (5) days after written notice thereof from Landlord;

          (b) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;

          (c) Tenant's assignment of its assets for the benefit of its creditors; the filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises.

          (d)  Tenant abandons the Premises.

          17.2 Remedies. Upon any Event of Default, which is not cured, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity:


LANDLORD INITIALS                       13                       TENANT INITIALS

          (a) Landlord shall be entitled to keep this Lease in full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

          (b) Landlord may terminate Tenant's right to possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent accrued.

     In the event this Lease is terminated pursuant to this Paragraph 17.2(b), Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to: (i) The cost of recovering possession of the Premises; (ii) Expenses of reletting, including necessary renovation and alteration of the Premises; (iii) Reasonable attorneys' fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease; (iv) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (v) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (vi) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom except for utilities and other expenses that would cease with the closure of the restaurant business.

     The "worth at the time of award" of the amounts referred to in subparagraphs (iv) and (v) of this Paragraph 17.2(b) shall be computed by allowing interest at the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (vi) of this Paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

          17.3 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

          17.4 Landlord's Right to Perform Tenant's Obligations. If Tenant shall at any time fail to perform any obligation required of Tenant hereunder, and provided Tenant has been provided a thirty (30) day notice from Landlord concerning such obligation, then Landlord may, at its option, perform such obligation to the extent Landlord deems desirable, and may pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord's rights or remedies, or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord's payment thereof. Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default by Tenant in the payment of rent.

          17.5 Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.

LANDLORD INITIALS                       14                       TENANT INITIALS

          17.6 Termination. Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay rent or other sums due hereunder or terminate this Lease, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord's option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and subleases of its election within fifteen (15) days after such surrender.

          17.7 Landlord's Default. In the event of any failure by Landlord to perform any of Landlord's obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If a default by Landlord remains uncured after the expiration of the thirty (30) day period (except for obligations of Landlord which reasonably require greater than thirty
(30) days to fulfill, and provided Landlord has initiated performance of any such obligation within such thirty (30) day period and has thereafter diligently acted to fulfill any such obligation), then Tenant shall have the right, as Tenant's sole and exclusive remedies, to either (i) bring an action for damages. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's ownership of the building and not thereafter.

     18. Effect of Conveyance. The term "Landlord" as used in this Lease, means only the current owner(s) of the Building so that in the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the Landlord hereunder from and after the date of such sale, and the transferee shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder arising from and after said date.

     19. Instruments Required by Lender. Upon written request from Landlord, Tenant agrees to forthwith execute and deliver to Landlord, such instruments, including a current statement of Tenant's financial condition, as may be reasonably required by any mortgagee or holder of a deed of trust or other encumbrance on the Property.

     20. Tenant's Estoppel Certificate. Tenant shall, from time to time, within ten (10) days after receipt by Tenant from Landlord of written request therefor, deliver a duly executed and acknowledged and factually accurate estoppel certificate to Landlord in a form reasonably satisfactory to Landlord and Tenant.

     21. Subordination Attornment and Quiet Enjoyment. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, any other instrument of security, or ground lease which has been or shall be placed on the Property, provided, so long as tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the lender holding such security shall terminate this Lease. This subordination is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any security instrument for the purpose of subjecting and subordinating this lease to the lien of such instrument, provided, so long as tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the mortgagee, mortgagor, or trustor or beneficiary shall terminate this


LANDLORD INITIALS                       15                       TENANT INITIALS

Lease. Tenant shall attorn any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease.

     22. Notices. All notices, demands or requests to be given to Tenant or Landlord shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed (a) to Tenant at the Premises, or (b) to Landlord at 435 Tasso Street, Suite 300, Palo Alto, CA 94301 or any subsequent address as it may from time to time designate to Tenant in writing. Each such notice, demand or request shall be deemed to have been received by Tenant or Landlord upon actual delivery.

     23. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of Base Rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest Base Rent or other sum due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of Base Rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums, or Landlord's right to pursue Landlord's remedies.

     24. Attorneys' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively, an "Action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the "Prevailing Party" shall be entitled to recover from the other party as a part of such action or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. 'prevailing Party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or degault, if such action is dismissed upon the other's payment of the sums alledgedly due or upon the performance of the covenants alleged breached, or if the commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination. In addition, each party agrees to reimburse the other party for all of such other party's legal fees and expenses incurred in the enforcement and protection of all of such other party's rights under the Lease and applicable laws, whether or not an action has been brought, including reasonable attorneys' fees without limitation and costs incurred in any out-of-court settlement or in connection with the filing of a bankruptcy petition by or against the first party.

     25. Holding Over. This Lease shall terminate without further notice at the expiration of the lease term. Any holding over after the expiration of the lease term, with the prior written approval of Landlord, shall be construed to be a tenancy from month to month, at a monthly rental of one hundred ten percent (110%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified. If however, Landlord does not consent to continued occupancy by the Tenant after the lease termination date with prior written approval, such hold over shall be construed to be a tenancy from month to month, at a monthly rental of one hundred fifty percent (150%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified

     26. Landlord Liability. Tenant agrees that if Landlord shall fail to perform any covenant or obligation on its part to be performed, and as a consequence thereof, or if on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of Landlord's estate in the Property, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.

LANDLORD INITIALS                       16                       TENANT INITIALS

     27. General Provisions.

          27.1 Entire Agreement. This instrument, together with the exhibits attached hereto, constitutes the entire agreement made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          27.2 Timeliness. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. Whenever the provisions of this Lease provide that the consent of the party must be obtained, except as otherwise specifically provided, such party agrees to act reasonably and in a timely manner in determining whether to grant or withhold its consent.

          27.3 Captions. The captions of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto and shall have no effect upon the construction or interpretation of any part hereof.

          27.4 California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

          27.5 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect.

          27.6 No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant.

          27.7 Joint and Several Liability. If Landlord or Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable under the Lease.

          27.8 Binding on Successors. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and be binding upon the parties hereto and their respective successors in interest.

          27.9 Authority. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

          27.10 No Light. Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, entitle Tenant to any reduction of rent or impose any liability upon Landlord.

          27.11 Brokers. Landlord agrees to pay a brokerage commission to Premier Properties Management, Inc., a California corporation and Spallino Reid under separate agreement. Neither Landlord nor Tenant have engaged any other broker, finder or agent. Each party hereby agrees to indemnify and hold the other harmless from any claims for commissions arising from its dealings with any other broker or agent.

          27.12 Force Majeure. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, inability to procure


LANDLORD INITIALS                       17                       TENANT INITIALS
materials, restrictive governmental laws or regulations, delay by the other party hereto or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), then upon notice to the other party, the performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equal to the period of such delay; provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance, and nothing in this Section shall excuse Tenant from the prompt payment of any rental or other charges required of Tenant except as may be expressly provided elsewhere in this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

Landlord: Mercury Property Investments, LLC
             By:

 Date:

 Tenant:  WebTV Networks

             By:

 Date:    / 6 . 1996

                     LANDLORD INITIALS:   TENANT INITIALS